                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 Amendment No. 5

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           SPDR(R) Index Shares Funds
             (Exact name of registrant as specified in its charter)

             Massachusetts                               See Below
       (State of incorporation or             (I.R.S. Employer Identification
             organization)                                number)

One Lincoln Street, Boston, Massachusetts                   02111
 (Address of principal executive offices)                (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

           TITLE OF EACH CLASS                                           I.R.S. EMPLOYER
             TO BE REGISTERED                       EXCHANGE          IDENTIFICATION NUMBER
           -------------------              -----------------------   ---------------------
DJ STOXX 50(R) ETF                          New York Stock Exchange         42-1537593

DJ  EURO STOXX 50(R) ETF                    New York Stock Exchange         04-3669927

SPDR(R) S&P(R) Emerging
   Asia Pacific ETF                         American Stock Exchange         83-0463567

SPDR(R) S&P(R) China ETF                    American Stock Exchange         83-0463564

SPDR(R) S&P(R) Emerging Markets ETF         American Stock Exchange         83-0463563

SPDR(R) S&P(R) Emerging Europe ETF          American Stock Exchange         83-0463559

SPDR(R) S&P(R) Emerging Latin America ETF   American Stock Exchange         83-0463558

SPDR(R) S&P(R) Emerging Middle East &
   Africa ETF                               American Stock Exchange         83-0463556

           TITLE OF EACH CLASS                                           I.R.S. EMPLOYER
             TO BE REGISTERED                       EXCHANGE          IDENTIFICATION NUMBER
           -------------------              -----------------------   ---------------------
SPDR(R) S&P(R) World ex-US ETF              American Stock Exchange         83-0463554

SPDR(R) S&P(R) International Small Cap
   ETF                                      American Stock Exchange         83-0463552

SPDR(R) DJ Wilshire International Real
   Estate ETF                               American Stock Exchange         13-4332931

SPDR(R) FTSE/Macquarie Global
   Infrastructure 100 ETF                   American Stock Exchange         83-0463550

SPDR(R) MSCI ACWI ex-US ETF                 American Stock Exchange         83-0463548

SPDR(R) Russell/Nomura PRIME(TM)
   Japan ETF                                American Stock Exchange         13-4332933

SPDR(R) Russell/Nomura Small Cap(TM)
   Japan ETF                                American Stock Exchange         13-4332932

SPDR(R) S&P(R) BRIC 40 ETF                  American Stock Exchange         83-0463562

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [ ]

Securities Act registration statement file number to which this form relates:
333-92106

Securities to be registered pursuant to Section 12(g) of the Act: None

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Item 1. Description of Registrant's Securities to be Registered

This Form 8-A/A is being filed for the purpose of changing the name of the registrant (the "Trust" or "Registrant") from "streetTRACKS(R) Index Shares Funds" to "SPDR(R) Index Shares Funds." The Trust, on behalf of each of the investment portfolios (the "Funds") set forth in the table on the preceding pages (the "Table"), has previously registered the shares of beneficial interest ("Shares") of the Funds pursuant to Section 12(b) of the Exchange Act pursuant to previously filed Forms 8-A, as amended ("Registrant's Form 8-A"). None of the information set forth in the Table has changed from the Registrant's Form 8-A as previously filed as a result of the Trust's name change.

A description of the Shares is set forth in the Registrant's Registration Statement on Form N-1A (Commission File Nos. 333-92106; 811-21145), which description is incorporated herein by reference as filed with the Securities and Exchange Commission ("Registration Statement"). Supplements to the Trust's Registration Statement with respect to the Trust's name change are also incorporated herein by reference, as filed with the Securities and Exchange Commission on August 1, 2007.

Item 2. Exhibits

(a)(1) Registrant's First Amended and Restated Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.

(a)(2) Registrant's Amendment to the Amended and Restated Declaration of Trust is filed herewith.

(b) Registrant's Amended and Restated Bylaws, incorporated herein by reference to Exhibit (b) to the Registration Statement.

(c)    Registrant's Form of Global Certificate is filed herewith.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed in the City of Boston and Commonwealth of Massachusetts on the 1st day of August, 2007.


By: /s/ Ryan M. Louvar
    -------------------------------------
    Ryan M. Louvar
    Assistant Secretary